Exhibit 99.1

Marin Software Announces Second Quarter 2015 Financial Results

•	Second quarter net revenues of $26.8 million, up 12% year-over-year and 18% on a constant currency basis
•	Second quarter active advertiser count of 853, up from 820 in the first quarter of 2015

San Francisco, CA (August 5, 2015) – Marin Software Incorporated (NYSE: MRIN), provider of a leading cross-channel performance advertising cloud for advertisers and agencies, today announced financial results for the second quarter ended June 30, 2015.

“Marin Software delivered another solid quarter with 18% revenue growth in constant currency, and we are encouraged by the growing interest in our multi-channel advertising cloud across social, search and display,” said David A. Yovanno, Chief Executive Officer of Marin. “Importantly, we are taking a renewed and disciplined approach to efficiency in the business and remain on track to achieving Adjusted EBITDA breakeven in the fourth quarter of 2015.

“I am also pleased with the addition of two new leaders in our finance group. As recently announced, Catriona Fallon has joined us as Chief Financial Officer, and brings to Marin proven financial leadership, strategic planning skills and execution capabilities. In addition, we recently brought on a seasoned professional, Jason Starr, to lead our investor relations efforts. I am confident that we now have the skill set and expertise needed to drive Marin’s strategic initiatives and to improve and articulate our value to shareholders.”

Second Quarter 2015 Financial Highlights:

•

Net Revenues: Net revenues totaled $26.8 million, a year-over-year increase of 12% when compared to $23.9 million in the second quarter of 2014. On a non-GAAP constant currency basis, revenues increased year-over-year by 18% when compared to the second quarter of 2014.

•

Gross profit: GAAP gross profit was $16.2 million, resulting in a gross margin of 60%, compared to the GAAP gross margin of 63% during the second quarter of 2014. Non-GAAP gross profit was $17.4 million, resulting in a non-GAAP gross margin of 65%, compared to non-GAAP gross margin of 66% during the second quarter of 2014.

•

Loss from operations: GAAP loss from operations was ($11.7) million, compared to ($8.9) million for the second quarter of 2014. GAAP operating margin was (44%), compared to (37%) during the second quarter of 2014. Non-GAAP loss from operations was ($6.8) million, compared to ($6.8) million for the second quarter of 2014. Non-GAAP operating margin was (25%), compared to (29%) during the second quarter of 2014.

•

Net loss: Net loss was ($12.0) million or ($0.33) per share based on 36.4 million weighted average shares outstanding. This compares to a net loss of ($6.8) million or ($0.20) per share based upon 33.8 million weighted average shares outstanding for the second quarter of 2014.

•

Non-GAAP net loss: Non-GAAP net loss was ($7.1) million or ($0.20) per share based upon 36.4 million weighted average shares outstanding. This compares to ($7.3) million or ($0.22) per share based on 33.8 million weighted average shares outstanding during the second quarter of 2014.

•	Adjusted EBITDA: Adjusted EBITDA was a loss of ($5.1) million, as compared to a loss of ($5.5) million for the second quarter of 2014.
•	Balance Sheet: As of June 30, 2015, cash and cash equivalents totaled $41.5 million, compared to $68.3 million as of December 31, 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading "Non-GAAP Financial Measures."

Second Quarter 2015 Business Highlights

•

Completed the first phase of data integration between the Marin and SocialMoov platforms, allowing multi-channel advertisers to gain cross-channel reporting insights and take advantage of Marin’s open platform and extensive list of certified revenue integrations.

•	Launched support for Facebook’s Dynamic Product Ads to allow advertisers to re-engage website visitors with strong purchase intent and scale their advertising programs.
•	Released support for Facebook Engagement Targeting for video ad formats, which allows advertisers to re-engage users with strong brand affinity and scale their video advertising spend.

•	Introduced Smart Sync, which provides search advertisers the ability to extend advertising across various publishers without having to create and manage campaigns separately.
•

Launched Budget Optimizer, a tool designed to help marketers accurately predict daily and monthly search spend levels, forecast their business revenue at various levels of investment, and optimize budgets across their paid search portfolios.

•	Launched the Google Upgraded URLs customer migration portal to assist Marin clients to efficiently upgrade to Google’s new required URL format.
•

Released major enhancements to Marin’s URL Builder product, designed to allow advertisers to set-up, troubleshoot, and manage their Yahoo! Gemini and Google Upgraded URLs together in the same interface and launch new campaigns faster.

•

Announced a new product integration that allows users of HubSpot’s platform to align their inbound marketing activities and paid online display advertising by syncing HubSpot landing pages and contact lists with Marin’s Perfect Audience display solution.

•

Increased the number of active advertisers leveraging the Marin platform. During the second quarter, 853 active advertisers utilized the Marin platform, representing an increase of 33 active advertisers quarter-over-quarter. Marin defines active advertisers as an advertiser from whom Marin recognized revenues in excess of $2,000 in at least one month during the quarter.

Financial Outlook:

As of August 5, 2015, Marin is initiating guidance for its third quarter and updating guidance for the full year 2015:

Forward-Looking Guidance
In millions, except per share data

	Range of Estimate
	From	To
Three Months Ending September 30, 2015
Revenues, net	$25.5	$26.0
Non-GAAP loss from operations	$(6.4)	$(5.9)
Non-GAAP net loss per share	$(0.18)	$(0.16)
Weighted-average shares outstanding	37.0
Year Ending December 31, 2015
Revenues, net	$105.0	$106.5
Non-GAAP loss from operations	$(21.0)	$(20.0)
Non-GAAP net loss per share	$(0.60)	$(0.57)
Weighted-average shares outstanding	36.6

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, amortization of intangible assets, noncash expenses related to warrants, non-recurring costs associated with acquisitions, benefit from income taxes related to acquisitions and capitalization of internally developed software.

At current spot rates, our guidance assumes a 4% negative impact to revenue growth for both the third quarter and the full year 2015 as compared to the same periods in 2014.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended June 30, 2015, and its outlook for the future. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally with reference to the company name and conference title. A live webcast of the conference call will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. EST on August 12, 2015, a recording will be available for replay at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13613414.

About Marin Software

Marin Software Incorporated (NYSE:MRIN) provides a leading cross-channel performance advertising cloud for advertisers and agencies to measure, manage and optimize more than $7.2 billion as of December 2014 in annualized ad spend across the web and mobile devices. Offering an integrated SaaS platform for search, display and social advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social and display interactions. Headquartered in San Francisco with offices in nine countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin’s products, please visit:  http://www.marinsoftware.com/solutions/overview.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP expenses, measures and net loss per share. Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the amortization of intangible assets, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, the amortization of internally developed software, the benefit from income taxes related to acquisition and the non-recurring costs associated with acquisitions. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Adjusted EBITDA. Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the amortization of intangible assets, the capitalization of internally developed software, interest expense, net, the benefit from or provision for income taxes, other income or expenses, net and the non-recurring costs associated with acquisitions. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Non-GAAP constant currency revenues and growth. Marin defines non-GAAP constant currency revenues as total revenues excluding the impact of foreign exchange rate movements, and uses it to determine the constant currency revenue growth on a year-over-year basis. Non-GAAP constant currency revenues are calculated by translating current quarter or year-to-date revenues using the average prior period exchange rates. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter and year-to-date revenues over prior period revenues, where current quarter international revenues are translated using prior period exchange rates. The Company considers non-GAAP constant currency revenues and growth as useful metrics as they facilitate management's internal comparison to historical performance, because they exclude the effects of foreign currency volatility that are not indicative of the Company’s operating results. Marin believes they provide useful supplemental information to investors about the financial performance of the business, enable a comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating the business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, position in the industry, product capabilities, market acceptance of Marin’s social and display products, search industry trends and adjusted EBITDA projections and other future financial results, including its outlook for the third quarter of 2015 and fiscal year 2015. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising or revenue acquisition management; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisitions of Perfect Audience and SocialMoov. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of August 5, 2015. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Jason Starr

Investor Relations, Marin Software

415-906-8179

ir@marinsoftware.com

Media Contact:

John McNulty

Marketing, Marin Software

415-906-8165

press@marinsoftware.com

Marin Software Inc.
Condensed Consolidated Balance Sheets
(On a GAAP basis)

	June 30,	December 31,
(Unaudited; in thousands, except par value)	2015	2014
Assets
Current assets
Cash and cash equivalents	$41,470	$68,253
Accounts receivable, net	20,345	18,726
Prepaid expenses and other current assets	6,573	4,751
Total current assets	68,388	91,730
Property and equipment, net	19,686	16,274
Goodwill	19,619	11,527
Intangible assets, net	12,058	7,399
Other noncurrent assets	893	1,287
Total assets	$120,644	$128,217
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,066	$3,737
Accrued expenses and other current liabilities	13,044	12,053
Deferred revenues	1,008	2,052
Current portion of long-term debt	1,877	2,587
Total current liabilities	17,995	20,429
Long-term debt, less current portion	15	621
Other long-term liabilities	4,609	1,050
Total liabilities	22,619	22,100
Stockholders’ equity
Common stock, $0.001 par value	37	35
Additional paid-in capital	267,447	253,221
Accumulated deficit	(168,099)	(146,392)
Accumulated other comprehensive loss	(1,360)	(747)
Total stockholders’ equity	98,025	106,117
Total liabilities and stockholders’ equity	$120,644	$128,217

Marin Software Inc.
Condensed Consolidated Statements of Operations
(On a GAAP basis)

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited; in thousands, except per share data)	2015	2014	2015	2014
Revenues, net	$26,775	$23,853	$53,188	$46,669
Cost of revenues (1) (2)	10,599	8,763	20,308	17,146
Gross profit	16,176	15,090	32,880	29,523
Operating expenses (1) (2)
Sales and marketing	13,064	11,978	25,221	23,966
Research and development	9,194	6,627	17,678	12,710
General and administrative	5,655	5,368	11,375	9,786
Total operating expenses	27,913	23,973	54,274	46,462
Loss from operations	(11,737)	(8,883)	(21,394)	(16,939)
Interest expense, net	(8)	(62)	(19)	(128)
Other (expenses) income, net	(164)	(286)	80	(281)
Loss before (provision for) benefit from income taxes	(11,909)	(9,231)	(21,333)	(17,348)
(Provision for) benefit from income taxes	(138)	2,440	(374)	2,252
Net loss	$(12,047)	$(6,791)	$(21,707)	$(15,096)
Net loss per common share, basic and diluted	$(0.33)	$(0.20)	$(0.60)	$(0.45)
Weighted-average shares outstanding, basic and diluted	36,389	33,771	36,028	33,563

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$322	$192	$551	$403
Sales and marketing	954	449	1,669	852
Research and development	2,340	649	3,967	1,086
General and administrative	1,323	651	2,247	1,097
Total	$4,939	$1,941	$8,434	$3,438

(2) Includes amortization of intangible assets as follows:
Cost of revenues	$276	$57	$491	$57
Sales and marketing	247	37	427	37
Research and development	276	57	492	57
General and administrative	37	11	72	11
Total	$836	$162	$1,482	$162

Marin Software Inc.
Condensed Consolidated Statements of Cash Flows
(On a GAAP basis)

	Six Months Ended June 30,
(Unaudited; in thousands)	2015	2014
Operating activities
Net loss	$(21,707)	$(15,096)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	3,305	2,717
Amortization of internally developed software	1,167	910
Amortization of intangible assets	1,482	162
Loss on disposal of property and equipment	9	14
Unrealized foreign currency gain	(229)	—
Noncash interest expense related to warrants issued in connection with debt	17	92
Stock-based compensation related to equity awards and restricted stock	8,434	3,438
Provision for bad debt	309	287
Deferred income tax benefits	(80)	(2,802)
Excess tax benefits from stock-based award activities	(9)	(65)
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(733)	(1,645)
Prepaid expenses and other current assets	(1,797)	(803)
Other assets	405	252
Accounts payable	(1,498)	524
Deferred revenues	(1,043)	(1,061)
Accrued expenses and other current liabilities	2,216	(1,167)
Net cash used in operating activities	(9,752)	(14,243)
Investing activities
Purchases of property and equipment	(5,459)	(1,405)
Capitalization of internally developed software	(2,424)	(1,346)
Acquisition of businesses, net of cash acquired	(7,509)	(4,151)
Net cash used in investing activities	(15,392)	(6,902)
Financing activities
Repayment of notes payable	(2,376)	(1,657)
Repurchase of unvested shares	(2)	(6)
Proceeds from exercise of common stock options	1,028	1,532
Proceeds from employee stock purchase plan	185	726
Stock issuance costs	(51)	—
Excess tax benefits from stock-based award activities	9	65
Net cash (used in) provided by financing activities	(1,207)	660
Effect of foreign exchange rate changes on cash and cash equivalents	(432)	—
Net decrease in cash and cash equivalents	(26,783)	(20,485)
Cash and cash equivalents
Beginning of period	68,253	104,407
End of period	$41,470	$83,922
Supplemental disclosure of noncash investing and financing activities
Purchases of property and equipment recorded in accounts payable and accrued expenses	$1,341	$110
Issuance of common stock under employee stock purchase plan	548	715
Issuance of common stock in connection with business combination	4,337	11,195
Shares withheld to cover payroll taxes related to the vesting of restricted stock units	513	—

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Expenses (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015	2015
Sales and Marketing (GAAP)	$11,989	$11,978	$12,186	$11,563	$47,716	$12,157	$13,064
Less Stock-based compensation	(403)	(449)	(530)	(513)	(1,895)	(715)	(954)
Less Amortization of intangible assets	—	(37)	(112)	(112)	(261)	(180)	(247)
Sales and Marketing (Non-GAAP)	$11,586	$11,492	$11,544	$10,938	$45,560	$11,262	$11,863
Research and Development (GAAP)	$6,083	$6,627	$7,824	$8,217	$28,751	$8,484	$9,194
Less Stock-based compensation	(437)	(649)	(1,362)	(1,337)	(3,785)	(1,627)	(2,340)
Less Amortization of intangible assets	—	(57)	(170)	(170)	(397)	(216)	(276)
Plus Capitalization of internally developed software	617	729	1,035	765	3,146	827	1,597
Research and Development (Non-GAAP)	$6,263	$6,650	$7,327	$7,475	$27,715	$7,468	$8,175
General and Administrative (GAAP)	$4,416	$5,368	$5,682	$5,791	$21,257	$5,720	$5,655
Less Stock-based compensation	(446)	(651)	(851)	(849)	(2,797)	(924)	(1,323)
Less Amortization of intangible assets	—	(11)	(32)	(32)	(75)	(35)	(37)
Less Acquisition related expenses	—	(217)	(8)	(125)	(350)	(408)	(128)
General and Administrative (Non-GAAP)	$3,970	$4,489	$4,791	$4,785	$18,035	$4,353	$4,167

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Measures (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015	2015
Gross Profit (GAAP)	$14,432	$15,090	$16,539	$17,679	$63,740	$16,704	$16,176
Plus Stock-based compensation	211	192	173	189	765	229	322
Plus Amortization of internally developed software	445	465	480	515	1,905	542	625
Plus Amortization of intangible assets	—	57	171	171	399	215	276
Gross Profit (Non-GAAP)	$15,088	$15,804	$17,363	$18,554	$66,809	$17,690	$17,399
Operating Loss (GAAP)	$(8,056)	$(8,883)	$(9,153)	$(7,892)	$(33,984)	$(9,657)	$(11,737)
Plus Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495	4,939
Plus Amortization of internally developed software	445	465	480	515	1,905	542	625
Plus Amortization of intangible assets	—	162	485	485	1,132	646	836
Plus Acquisition related expenses	—	217	8	125	350	408	128
Less Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)	(1,597)
Operating Loss (Non-GAAP)	$(6,731)	$(6,827)	$(6,299)	$(4,644)	$(24,501)	$(5,393)	$(6,806)
Net Loss (GAAP)	$(8,306)	$(6,791)	$(9,244)	$(8,830)	$(33,171)	$(9,660)	$(12,047)
Plus Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495	4,939
Plus Amortization of internally developed software	445	465	480	515	1,905	542	625
Plus Amortization of intangible assets	—	162	485	485	1,132	646	836
Plus Noncash expenses related to warrants	46	46	22	9	123	9	8
Plus Acquisition related expenses	—	217	8	125	350	408	128
Less Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)	(1,597)
Less Effects of income taxes related to acquisition	—	(2,603)	—	318	(2,285)	—	—
Net Loss (Non-GAAP)	$(6,935)	$(7,292)	$(6,368)	$(5,255)	$(25,850)	$(5,387)	$(7,108)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Calculation of Non-GAAP Earnings Per Share (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
(Unaudited; in thousands, except per share data)	2014	2014	2014	2014	2014	2015	2015
Net Loss (Non-GAAP)	$(6,935)	$(7,292)	$(6,368)	$(5,255)	$(25,850)	$(5,387)	$(7,108)
Weighted-average shares outstanding, basic and diluted	33,112	33,771	34,849	35,060	34,210	35,745	36,389
Non-GAAP net loss per common share, basic and diluted	$(0.21)	$(0.22)	$(0.18)	$(0.15)	$(0.76)	$(0.15)	$(0.20)

Marin Software Inc.
Reconciliation of Net Loss to Adjusted EBITDA (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015	2015
Net Loss	$(8,306)	$(6,791)	$(9,244)	$(8,830)	$(33,171)	$(9,660)	$(12,047)
Depreciation	1,350	1,367	1,428	1,524	5,669	1,630	1,675
Amortization of internally developed software	445	465	480	515	1,905	542	625
Amortization of intangible assets	—	162	485	485	1,132	646	836
Interest expense, net	66	62	33	16	177	11	8
Provision for (benefit from) income taxes	188	(2,440)	259	537	(1,456)	236	138
EBITDA	$(6,257)	$(7,175)	$(6,559)	$(5,753)	$(25,744)	$(6,595)	$(8,765)
Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495	4,939
Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)	(1,597)
Acquisition related expenses	—	217	8	125	350	408	128
Other (income) expenses, net	(4)	286	(201)	385	466	(244)	164
Adjusted EBITDA	$(5,381)	$(5,460)	$(4,871)	$(3,120)	$(18,832)	$(3,763)	$(5,131)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Non-GAAP Constant Currency Revenue Reconciliation (1)

	Three Months Ended
	June 30,	June 30,	Year-Over-Year
(Unaudited; in thousands)	2015	2014	Growth
Revenues, as reported	$26,775	$23,853	12%
Foreign currency exchange impact on 2015 revenues using 2014 rates	1,253	—	—
Revenues, at constant currency	$28,028	$23,853	18%

(1)

Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates from the three months ended June 30, 2014, to the revenues during the corresponding period in 2015.